                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statements of New Plan Realty Trust on Forms S-3 (File Nos. 333-15635, 033-61383, and 033-53311) of our report dated September 9, 1998, except for Note Q for which date is September 28, 1998, on our audits of the consolidated financial statements of New Plan Realty Trust, as of July 31, 1998 and 1997 and for the years ended July 31, 1998, 1997 and 1996, which report is included in this Current Report on Form 8-K.




                                             PricewaterhouseCoopers LLP

New York, New York
October 13, 1998